Exhibit 10.2

CHAIRMAN AGREEMENT

THIS CHAIRMAN AGREEMENT (“Agreement”) is entered into between Contango ORE, Inc., a Delaware corporation (the “Company”), and Kenneth R. Peak (“Mr. Peak”) as of November 1, 2010, to be effective on the date immediately before the distribution of shares of the Company’s common stock to the stockholders of Contango Oil & Gas Company (the “Effective Date”).

WHEREAS, the Company wishes to engage the services of Mr. Peak, and Mr. Peak wishes to accept such an engagement with the Company, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the Company and Mr. Peak agree as follows:

1. Position and Duties.

(a) The Company hereby engages Mr. Peak as the Chairman of the Board of Directors (the “Board”) of the Company. As such, Mr. Peak shall have the responsibilities, duties and authority reasonably expected of a Chairman of the Board, as more specifically defined in the Bylaws of the Company and as may be further defined by the Board. Mr. Peak hereby accepts this engagement upon the terms and conditions herein contained and agrees to devote as much of Mr. Peak’s professional time, attention, and efforts as necessary to promote and further the business of the Company. Mr. Peak shall faithfully adhere to, execute, and fulfill Mr. Peak responsibilities, duties and authority, and shall comply with all Board directives and policies established or adopted by the Company.

(b) During the term of this Agreement, Mr. Peak shall devote as much of Mr. Peak’s energies, interest, abilities, and productive time to the performance of this Agreement as necessary. However, the Company acknowledges that Mr. Peak may also render services (i) as Chairman and Chief Executive Officer of Contango Oil & Gas Company and its affiliates; (ii) as a Director of other organizations and (iii) as an officer or owner of any other business, and that the services rendered by Mr. Peak to the Company shall be part-time only.

2. Term and Termination.

(a) Mr. Peak’s engagement under this Agreement shall be for a one (1) year period beginning on the Effective Date and for month to month thereafter unless and until either party provides written notice ninety (90) days prior to termination of the engagement (the “Engagement Term”). In addition, Mr. Peak’s engagement shall be terminable by either party prior to the end of the Engagement Term as set forth below. Upon the end of the Engagement Term or the effective date of termination, the Company’s obligations to provide Mr. Peak with Equity Compensation (as defined below) shall end.

(b) The Company shall have the right to terminate Mr. Peak’s engagement at any time, without advance notice, upon the following events: (i) material breach of any term or condition of this Agreement by Mr. Peak; (ii) Mr. Peak’s fraud, breach of trust, dishonesty, misappropriation or similar activity; or (iii) Mr. Peak’s conviction of any felony or of any other crime involving moral turpitude.

(c) Mr. Peak shall have the right to terminate Mr. Peak’s engagement at any time, without advance notice, upon a material breach of any term or condition of this Agreement by the Company.

(d) If Mr. Peak dies during the Engagement Term, this Agreement shall terminate and thereafter the Company shall have no liability or obligation to Mr. Peak, Mr. Peak’s heirs, personal representatives, assigns or any other person claiming under or through Mr. Peak except for unpaid Equity Compensation accrued to the date of Mr. Peak’s death.

3. Compensation.

(a) Equity Compensation. As compensation for Mr. Peak’s services, the Company shall issue Mr. Peak restricted shares of the Company’s common stock on the Effective Date equal to 1.50% of the aggregate shares of common stock being distributed to the stockholders of Contango Oil & Gas Company, which shall vest over three years beginning with the one-year anniversary of the date the shares are issued and annually thereafter ( “Equity Compensation”). Mr. Peak’s Equity Compensation shall be subject to annual review by the Company’s Board if this Agreement is extended beyond the one (1) year period.

4. Benefits. During the Engagement Term, Mr. Peak shall be entitled to any Company benefits, including reimbursement for all ordinary and reasonable out-of-pocket business expenses incurred by Mr. Peak in connection with Mr. Peak’s performance of services for the Company during the Engagement Term (collectively, “Benefits”).

5. Noncompete.

(a) Mr. Peak shall not, during the term of Mr. Peak’s engagement with the Company, directly or indirectly, for himself or on behalf of or in conjunction with any other person, company, partnership, corporation or business, with the exception of Mr. Peak’s continued service to, employment with, and ownership of Contango Oil & Gas Company and its affiliates, have an ownership interest in, provide assistance to or perform services for, as an officer, shareholder, owner, partner, member, joint venturer, employee, independent contractor, consultant or adviser, any person or organization that operates a business that competes with the Company;

(b) Notwithstanding the above, the foregoing covenants shall not be deemed to prohibit Mr. Peak from (i) acquiring as an investment not more than ten percent (10%) of the capital stock of a competing business whose stock is traded on a national securities exchange or over-the-counter, or (ii) serving as a director of any company that competes, in whole or in part, with the Company;

(c) In addition to any other remedies provided for herein, because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant, and because of the immediate and irreparable damage that could be caused to the Company for which they would have no other adequate remedy, Mr. Peak agrees that the foregoing covenant may be enforced by the Company in the event of breach by Mr. Peak, by injunctions and restraining orders.

6. Arbitration. Any disputes between Mr. Peak and the Company arising out of this Agreement or Mr. Peak’s engagement by the Company or the termination of Mr. Peak’s engagement, including without limitation any claim of discrimination under state or federal law, shall be resolved by an impartial arbitrator of the American Arbitration Association in Houston, Texas, except for disputes that cannot be compelled to arbitration under the law governing this Agreement. The arbitrator shall be selected by agreement between Mr. Peak and the Company, but if they do not agree on the selection of an arbitrator within 30 days after the date of the request for arbitration, the arbitrator shall be selected pursuant to the rules of that Association. If for any reason the American Arbitration Association declines to accept jurisdiction, the parties shall use the arbitration procedures set forth under Texas state law. The award rendered by the arbitrator shall be conclusive and binding upon Mr. Peak and the Company. Each party shall pay its own expenses for the arbitration and the fee and expenses of the American Arbitration Association and the arbitrator shall be shared equally, except to the extent that the law governing this Agreement requires the Company to pay such fees and expenses.

7. Contents of Agreement; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, or representations between the parties. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and assigns of the parties hereto, except that (a) the duties and responsibilities of Mr. Peak hereunder are of a personal nature and shall not be assignable in whole or in part by Mr. Peak and (b) the rights and interests of Mr. Peak hereunder shall not be assignable in whole or in part by Mr. Peak.

8. Severability. If an arbitrator or court of competent jurisdiction holds that any provision of this Agreement is void or unenforceable, the remaining provisions shall continue in full force and effect.

9. Notices.

(a) Any notice under this Agreement given by the Company to Mr. Peak shall be personally delivered to Mr. Peak or sent by certified mail to Mr. Peak’s most recent home address as shown in the Company’s records.

(b) Any notice by Mr. Peak to the Company shall be sent by certified mail to the following address:

Contango ORE, Inc.

3700 Buffalo Speedway, Suite 960

Houston, Texas 77098

Attn: Secretary

(c) Any notice sent by certified mail shall be effective when mailed.

10. Applicable Law. This Agreement shall be governed for all purposes by the internal laws of the State of Texas, without reference to the conflict of laws provisions of the State of Texas.

11. Survival of Obligations. Mr. Peak’s and the Company’s obligations to arbitrate disputes set forth in paragraphs 6 shall survive the termination of this Agreement.

12. Board of Directors’ Approval. This Agreement is subject to and conditioned upon the approval of the Company’s Board which, by signatures of its authorized officer hereon, is hereby confirmed.

IN WITNESS WHEREOF, the parties have executed this Agreement.

COMPANY:

Contango ORE, Inc., a Delaware corporation

By:	/s/ KENNETH R. PEAK
Kenneth R. Peak Chairman, President and Chief Executive Officer

/s/ SERGIO CASTRO
Sergio Castro Vice President, Chief Financial Officer and Secretary

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